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                                                                    Exhibit 4(i)

                                 AMENDMENT NO. 6
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN
                          (EFFECTIVE NOVEMBER 1, 1994)

                  The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 6 to The Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994). The provisions of this Amendment shall be effective as of November 1, 1997, unless otherwise specifically provided herein.

                                       I.

                  Sections 1.1(19) and 1.1(20) of the Plan are hereby amended to read as follows:

                  "(19) Effective Date: November 1, 1994 for the Company and Members who enter the Plan as Covered Employees of the Company, and, for any other Employer and Members who enter the Plan as Covered Employees or FSP Participants of such Employer, the effective date specified by such Employer upon its adoption of the Plan.

                  (20) Eligible Employee: An Employee who is eligible to have his Employer make Before-Tax Contributions for him to the Trust as provided in Sections 2.1, 2.2 and 2.3 of the Plan."

                                      II.

                  Section 1.1(24) of the Plan is hereby amended to read as follows:

                  "(24) Employer Contributions: Matching Employer Contributions as described in Section 4.1, Qualified Nonelective Contributions as described in Section 4.4, Profit Sharing Contributions as described in
         Section 4.6, and FSP Contributions as described in Section 4.12."

                                      III.

                  Article I of the Plan is hereby amended by inserting the following new Subsections immediately following Section 1.1(28A):

                  "(28B) FSP Compensation: shall mean, for any Plan Year, regular salary and/or wages, plus overtime and excluding bonuses, received by an FSP Participant from the Employer during the Plan Year while an FSP Participant, provided, however, that for the initial Plan Year that an Employee is an FSP Participant, FSP Compensation shall be deemed to include the regular

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         salary and/or wages, plus overtime (but not bonuses) received by the
         Employee from the Employer for the two calendar months preceding the date that he became an FSP Participant. Notwithstanding the foregoing,
         (a) FSP Compensation shall not include any amounts received from the Harris Calorific Division or Seal Seat Division of the Company and (b) FSP Compensation of an FSP Participant taken into account for any purpose for any Plan Year shall not exceed $150,000 (as such amount shall be increased by the cost-of-living adjustment under section 415(d) of the Code)."

                  "(28C) FSP Contributions: Employer Contributions described in
         Section 4.12."

                  "(28D) FSP Participant: shall mean any Employee who meets the eligibility requirements of Section 2.3."

                                       IV.

                  Section 1.2 (32) of the Plan is hereby amended to read as follows:

                  "(32) Hour of Service: (a) For all purposes other than determining eligibility to participate in the Plan as an FSP Participant, an "Hour of Service" shall mean an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee.

                  (b) For purposes of determining eligibility to participate in the Plan as an FSP Participant, an "Hour of Service" shall mean:

                  (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Controlled Group Member. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

                  (ii) Each hour for which an Employee is paid, or entitled to payment, by a Controlled Group Member on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. Hours under this subparagraph shall be

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                           calculated and credited pursuant to Section
                           2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

                  (iii) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Controlled Group Member. The same Hours of Service shall not be credited both under subparagraphs (i) or (ii) above, as the case may be, and under this subparagraph (iii). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made."

                                       V.

                  Clause (b) of Section 1.1(53) of the Plan is hereby amended to read as follows:

                  "(b) is (i) derived from Matching Employer Contributions, Profit Sharing Contributions, and FSP Contributions and (ii) nonforfeitable after his completion of three Years of Vesting Service."

                                       VI.

                  Article I of the Plan is hereby amended by inserting the following at the end of Section 1.1(54):

         "(54A) Year of Eligibility Service: For the purpose of determining eligibility for participation in the Plan as an FSP Participant, an Employee shall be credited with a Year of Eligibility Service when he is credited with at least 1000 Hours of Service in the 12-month period beginning with his Employment Commencement Date and, if applicable, his Reemployment Commencement Date, either of which 12-month periods shall be the "Initial Eligibility Computation Period." Whether or not an Employee is entitled to be credited with 1000 Hours of Service during an Initial Eligibility Computation Period, such Employee shall be credited with a Year of Eligibility Service if he is credited with at least 1000 Hours of Service during the Plan Year which includes the first anniversary of his Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) or any Plan Year thereafter; provided, however, that an Employee who is credited with 1000 Hours of Service in both the Initial Eligibility Computation Period and the Plan Year which includes the first anniversary of his Employment Commencement Date of

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         Reemployment Commencement Date (whichever is applicable) shall be credited with two Years of Eligibility Service. For purposes of this
         Section 1.1(54A), the term "Hour of Service" has the meaning set forth in Section 1.1(32)(b)."

                                      VII.

                  Section 2.2 of the Plan is hereby amended to read as follows:

                  "2.2 Commencement of Membership. (1) Any Eligible Employee may enroll in the Plan for purposes of having his Employer make Before-Tax Contributions for him to the Trust on the Enrollment Date on which he is initially eligible or on any subsequent Enrollment Date by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Date an enrollment form prescribed by the Committee, which form shall include (a) the desired effective date of the Eligible Employee's enrollment in the Plan, (b) his agreement commencing on or after such effective date to have his Employer make Before-Tax Contributions for him to the Trust,
         (c) his authorization to his Employer to withhold from his Base Compensation for each pay period and/or his Bonus Compensation for the Plan Year, commencing on or after such effective date, any designated Before-Tax Contributions and to pay the same to the Trust, and (d) his direction that the Before-Tax Contributions and Employer Contributions, if any, made by or for him be invested (to the extent permitted under the Plan) in any one of the investment options permitted by Section
         5.5. An Eligible Employee who enrolls as provided in this Subsection
         (1) shall become a Member, if he is not otherwise a Member under the Plan.

                  (2) Notwithstanding the preceding provisions of this Section, an Eligible Employee who does not enroll in the Plan as provided in Subsection (1) shall be eligible to have Qualified Nonelective Contributions or Profit Sharing Contributions, if any, made on his behalf and shall become a Member, if he is not otherwise a Member under the Plan, on the Enrollment Date on which he is initially eligible pursuant to Section 2.1."

                                      VIII.

                  Article II of the Plan is hereby amended by deleting Section
2.3 and substituting therefor the following new Sections:

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                  "2.3 FSP Participation: (1) An Employee shall be eligible to become an FSP Participant under this Plan if he meets the following requirements:

                  (a) he is a member of the class of Employees who are eligible to become FSP Participants, as defined in The Lincoln Electric Company Retirement Annuity Program.

                  (b) he has been credited with One Year of Eligibility Service, and

                  (c) his Employment Commencement Date is on or after November 1, 1997, or his Employment Commencement Date is prior to November 1, 1997 and he makes an irrevocable election to participate in the Financial Security Program offered by the Company effective November 1, 1997 which election makes him eligible to have FSP Contributions made on his behalf to the Plan in accordance with the terms herein.

                  (2) An Employee who satisfies the foregoing requirements shall become an FSP Participant and a Member (if he is not otherwise a Member under the Plan) as of the (a) January 1st following his Employment Commencement Date if he is credited with one Year of Eligibility Service in his Initial Eligibility Computation Period (as defined in
         Section 1.1(54A)), or (b) the January 1st following the first Plan Year in which he is credited with one Year of Eligibility Service.

                  2.4 Duration of Membership. An Employee shall cease to be a Member when he ceases to be both an Eligible Employee and an FSP Participant; provided, however, that if after he ceases to be an Eligible Employee and an FSP Participant, an Account continues to be maintained for him, he shall (subject to Section 13.1) remain a Member for all purposes of the Plan other than for purposes of making, or having his Employer make, Before-Tax, Rollover or Employer Contributions pursuant to Article III and Article IV. If a former Eligible Employee again becomes an Eligible Employee, he may again enroll as provided in Section 2.2 on the first Enrollment Date following the date he so again becomes an Eligible Employee by filing with the Administrative Committee at least 30 days (or such shorter period as the Committee shall determine) before such Enrollment Date an enrollment form prescribed in Section 2.2. A re-

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         employed Employee who was an FSP Participant shall again become an FSP
         Participant on the date that he again becomes a Participating Member and an FSP Participant under The Lincoln Electric Company Retirement Annuity Program."

                                       IX.

                  Effective as of January 1, 1997, the last sentence of Section
4.3 of the Plan is hereby amended by deleting the term "Sealseat" and substituting therefor "Seal Seat".

                                       X.

                  Article IV of the Plan is hereby amended by inserting the following new Sections at the end thereof:

                  "4.12 FSP Contributions. Subject to the provisions of the Plan and Trust Agreement, each Employer shall contribute to the Trust on account of each Plan Year an amount equal to 2% of the FSP Compensation of FSP Participants for such Plan Year. The FSP Contributions of each Employer shall be made in cash. An Employer may make FSP Contributions on account of any Plan Year, or partial payments of such Contributions, at any time during such Plan Year or within the time following the close of such Year which is prescribed by law for the filing by each such Employer of its federal income tax return (including extensions thereof). Notwithstanding the above, for the Plan Year ending on December 31, 1997, the amount of the FSP Contribution for such year shall be an amount equal to 2% of the FSP Compensation of FSP Participants for the period from November 1, 1997 through December 31, 1997."

                  "4.13 Allocation of FSP Contributions. Each Employer's FSP Contributions made for a Plan Year shall be allocated and credited to the Accounts of those FSP Participants who were FSP Participants on any day during such Plan Year. As of the last day of the period for which FSP Contributions are made but in no event later than the last day of the Plan Year there shall be credited to the Account of each such FSP Participant a portion of the FSP Contribution of such FSP Participant's Employer made for such period equal to the amount of such FSP Contribution multiplied by a fraction, the numerator of which is the FSP Participant's FSP Compensation for such period and the denominator of which is the total FSP Compensation for such period of all FSP Participants of such Employer."

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                                       XI.

                  The first sentence of Section 5.2 of the Plan (as amended by Amendment No. 5) is hereby amended to read as follows:

         "The Company shall establish and maintain, or cause to be established and maintained, an Account for each Member, which Account shall reflect, pursuant to Sub-Accounts established and maintained thereunder, the amount, if any, of the Member's (1) Before-Tax Contributions, (2) Rollover Contributions, (3) ESOP Contributions, (4) Matching Employer Contributions, (5) Qualified Nonelective Contributions, if any, (6) Profit Sharing Contributions, if any, and
         (7) FSP Contributions."

                                      XII.

                  The first sentence of Section 5.7(1) of the Plan is hereby amended to read as follows:

                  "A Member who is an Employee or a "party in interest" within the meaning of Section 3(14) of ERISA may apply on the form provided by the Administrative Committee for a loan from his Vested Interest in his Account, excluding his FSP Contributions Sub-Account."

                  EXECUTED at Cleveland, Ohio, this 31st day of October, 1997.

                           THE LINCOLN ELECTRIC COMPANY

                           By: /s/ H. Jay Elliott
                               ---------------------------------------------
                               Title: Senior Vice President, Chief Financial
                                      Officer and Treasurer

                           And: /s/ Frederick G. Stueber
                                ---------------------------------------------
                                Title: Senior Vice President, General
                                       Counsel and Secretary

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